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                                                                  Exhibit 32(a)



                                    TXU CORP.
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002
                              CERTIFICATION OF CEO




      The undersigned, Erle Nye, Chairman of the Board and Chief Executive of TXU Corp. (the "Company"), DOES HEREBY CERTIFY that:

  1. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of section
      13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 13th day of August, 2003.




                                         /s/ Erle Nye
                            --------------------------------------------------
                            Name:    Erle Nye
                            Title:   Chairman of the Board and Chief Executive





A signed original of this written statement required by Section 906 has been provided to TXU Corp. and will be retained by TXU Corp. and furnished to the Securities and Exchange Commission or its staff upon request.